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                                                                    EXHIBIT 5.01
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                                 July 28, 1998


At Home Corporation
425 Broadway Street
Redwood City, CA  94063

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and
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Exchange Commission (the "SEC") on or about July 28, 1998 in connection with the
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registration under the Securities Act of 1933, as amended, of an aggregate of
5,575,000 shares of your Series A Common Stock (the "Stock") subject to issuance
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by you upon the exercise of (i) stock options, stock bonuses or restricted stock awards granted or to be granted by you under your 1997 Equity Incentive Plan
(the "Incentive Plan") and (ii) purchase rights to be granted by you under your
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1997 Employee Stock Purchase Plan (the "Purchase Plan") (collectively with the
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Incentive Plan, the "Plans").
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     In rendering this opinion, we have examined the following:

     (1) your Registration Statement on Form S-1 (Registration Number 333-27323), as declared effective by the SEC on July 11, 1997, together with the Exhibits filed as a part thereof;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof, including, without limitation, the Plans and related stock option grant and exercise agreements;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of your stockholders and your Board of Directors that are contained in your minute books that are in our possession;

     (5) your stock records in our possession that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital stock that were prepared by you and dated July 23, 1998);

     (6) your Registration Statement on Form 8-A (Commission File Number 000-22697), as declared effective by the SEC on July 11, 1997;
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     (7)  your Registration Statement on Form S-8 (Registration Number 333-
          31115), as declared effective by the SEC on July 11, 1997;

     (8) your Registration Statement on Form S-8 (Registration Number 333-38833), as declared effective by the SEC on October 27, 1997; and

     (9) a Management Certificate of even date herewith, duly executed and delivered by you.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records included in the documents referred to above. We have made no independent investigations or other attempts to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to
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believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based on the foregoing, it is our opinion that the 5,575,000 shares of Stock that may be issued and sold by you upon the exercise of (i) stock options, stock bonuses or restricted stock awards granted or to be granted under the Incentive Plan and (ii) purchase rights to be granted under the Purchase Plan, when issued and sold in the manner referred to in the applicable Plan, and the prospectus associated with such Plan, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Laird H. Simons III
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